Auction Rate Municipal                                                    SHARES
Preferred Stock, Series M28                                               1,300

               THE BLACKSTONE INSURED MUNICIPAL TERM TRUST, INC.

INCORPORATED UNDER THE LAWS                                    SEE REVERSE
FOR
  OF THE STATE OF MARYLAND                                   CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE                              CUSIP 092506 30 2
      IN NEW YORK  NY

THIS CERTIFIES THAT

                                   CEDE & CO.

IS THE OWNER OF One Thousand Three Hundred (1,300)

     FULLY PAID AND NON-ASSESSABLE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK, SERIES M28, PAR VALUE $.01 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS (WHETHER OR NOT EARNED OR DECLARED) THEREON PLUS THE PREMIUM, IF ANY, RESULTING FROM THE DESIGNATION OF A PREMIUM CALL PERIOD OF

                THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC.

     transferable on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

     This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     In Witness Whereof, THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC. has caused its corporate seal to be hereto affixed and this certificate to be executed in its name and behalf by its duly authorized officer.

Dated: April 27, 1992

Countersigned and Registered:                          /s/ [Illegible]
     BANKERS TRUST COMPANY                   -----------------------------------
          (New York) Transfer Agent                      President

                                                      /s/ [Illegible]
                                             -----------------------------------
                                                         Treasurer

By

Authorized Signature

/s/ [ILLEGIBLE]
-------------------------------


THE TRANSFER OF THE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER, AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

                THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC.

     A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common         UNIF GIFT MIN
ACT--_____Custodian_______
TEN ENT--as tenants by the entireties                    (Cust)        (Minor)
JT TEN--as joint tenants with rights                     under Uniform Gifts
        of survivorship and not as to                    to Minors Act _______
        tenants in common                                              (State)

Additional abbreviations may also be used though not in the above list.

For value received ____________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

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 /                           /
/---------------------------/

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(Please Print or Typewrite Name and Address, Including Zip Code of Assignee)

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--------------------------------------------------------------------____ shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------___Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated _______________


            NOTICE:
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                    The Signature to this assignment must correspond with the
                    name as written upon the face of the Certificate in every particular, without alteration or englargement or any change whatever.